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                                                                    Exhibit 16.0

                         PRITCHETT, SILER & HARDY, P.C.
                          CERTIFIED PUBLIC ACCOUNTANTS
                               430 East 400 South
                           Salt Lake City, Utah 84111
                                 (801) 328-2727






                                                                October 14, 1999




Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC  20549

Gentlemen:

We have read the statements of MCY.com, Inc. (formerly known as Health Builders Internationl, Inc.) pertaining to our firm included under Item 4 of Form 8-K dated October 13, 1999 and agree with such statements as they pertain to our firm. We have no basis to agree or disagree with other statements of the registrant contained therein.


/s/ Pritchett, Siler & Hardy

PRITCHETT, SILER & HARDY, P.C.